UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

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UNIVERSAL LOGISTICS HOLDINGS, INC.
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNIVERSAL LOGISTICS HOLDINGS, INC.

12755 E. Nine Mile Road

Warren, Michigan 48089

(586) 920-0100

www.universallogistics.com

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on April 29, 2026

Dear Stockholders:

You are cordially invited to attend the 2026 annual meeting of stockholders of Universal Logistics Holdings, Inc., a Nevada corporation (the “Company”). The Annual Meeting will be held on Wednesday, April 29, 2026, at 10:00 a.m., local time, at 12225 Stephens Road, Warren, Michigan 48089.

At the Annual Meeting, stockholders will be asked to consider and vote upon the following matters:

1.
The election of nine (9) directors to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualified;
2.
A non-binding advisory vote to approve the compensation of the Company’s named executive officers;
3.
The ratification of the appointment of Ernst and Young, LLP as the Company’s independent registered public accounting firm for the 2026 fiscal year; and
4.
Such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Each of these matters is more fully described in the accompanying proxy statement.

Only stockholders of record of the Company’s common stock as of the close of business on March 13, 2026 are entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting in person, we encourage you to promptly vote your shares to ensure that they are represented at the meeting.

We appreciate your continued support and interest in Universal Logistics Holdings, Inc.

By order of the board of directors,

/s/ Steven Fitzpatrick
Steven Fitzpatrick
Vice President – Finance and Investor Relations, Secretary

March 31, 2026

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on April 29, 2026:

The proxy materials for the 2026 Annual Meeting of Stockholders of Universal Logistics Holdings, Inc., including the Company’s Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2025, are available for viewing online at www.proxyvote.com.

Universal Logistics Holdings, Inc.

_______________

Proxy Statement

For the Annual Meeting of Stockholders

To Be Held on April 29, 2026

_______________

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

This proxy statement contains information relating to the solicitation of proxies by the Board of Directors (the “Board”) of Universal Logistics Holdings, Inc., a Nevada corporation (“Universal,” the “Company,” “we,” “us,” or “our”), in connection with the Company’s 2026 Annual Meeting of Stockholders, including any adjournment or postponement thereof (the “Annual Meeting”).

This proxy statement is furnished by the Board for use at the Annual Meeting, which will be held on April 29, 2026, at 10:00 a.m., Eastern Time, at 12225 Stephens Road, Warren, Michigan 48089.

This proxy statement and the accompanying form of proxy are first being mailed on or about March 31, 2026 to stockholders of record of the Company’s common stock as of the close of business on March 13, 2026 (the “Record Date”).

The following questions and answers are intended to address certain frequently asked questions regarding the Annual Meeting. These questions and answers do not purport to be complete and may not contain all of the information that is important to you. You are encouraged to read this entire proxy statement carefully and to review the more detailed information contained elsewhere herein.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will be asked to consider and vote on the matters described in the accompanying Notice of Annual Meeting of Stockholders and this proxy statement. These matters include the election of directors, an advisory (non-binding) vote to approve the compensation of the Company’s named executive officers, and the ratification of the appointment of the Company’s independent registered public accounting firm. Stockholders will also transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Who is entitled to vote?

Only stockholders of record of the Company’s common stock as of the close of business on the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. Each share of common stock outstanding on the Record Date is entitled to one vote on each matter properly presented at the Annual Meeting.

What is the difference between a “stockholder of record” and a “street name” holder?

These terms describe how your shares are held. If your shares are registered directly in your name with the Company’s transfer agent, Computershare Trust Company, you are considered a stockholder of record. If your shares are held for you in an account at a brokerage firm, bank, trust company, or other nominee, you are considered a beneficial owner of shares held in “street name,” and your broker or nominee is the stockholder of record for those shares.

Who can attend the Annual Meeting?

All stockholders as of the Record Date, or their duly authorized proxies, are entitled to attend the Annual Meeting.

What is required for admission to the Annual Meeting?

Stockholders or their duly authorized proxies planning to attend the Annual Meeting in person may be required to present appropriate identification and evidence of share ownership as of the Record Date. Stockholders whose shares are registered directly in their name with the Company’s transfer agent will be admitted upon verification of ownership.

Beneficial owners of shares held in “street name” should bring a copy of a brokerage statement or other documentation reflecting ownership of the Company’s common stock as of the Record Date.

Stockholders planning to attend the Annual Meeting in person are requested to notify the Company at least 48 hours in advance of the meeting by contacting the Company at corporatesecretary@universallogistics.com.

Stockholders who have submitted a proxy are not required to attend the Annual Meeting in person in order for their shares to be voted. The Company encourages all stockholders to promptly submit their proxy, regardless of whether they plan to attend the Annual Meeting in person.

What is a proxy?

A proxy is your legal authorization for another person to vote your shares of common stock on your behalf. By completing, signing, dating, and returning the enclosed proxy card, or by submitting your proxy by telephone or via the Internet, you authorize the individuals designated as proxies by the Board of Directors to vote your shares as indicated on the proxy card.

If you properly submit a proxy but do not specify how your shares are to be voted, the individuals designated as proxies will vote your shares in accordance with the recommendations of the Board of Directors.

What constitutes a quorum?

A quorum is present at the Annual Meeting if holders of a majority of the outstanding shares of the Company’s common stock entitled to vote at the Annual Meeting are present in person or represented by proxy, as provided under the Nevada Revised Statutes.

As of the Record Date, 26,350,058 shares of the Company’s common stock were outstanding and entitled to vote at the Annual Meeting.

Shares represented by proxies marked “withhold,” “abstain,” or constituting broker non-votes will be counted for purposes of determining the presence of a quorum, , in accordance with the Nevada Revised Statutes and the Company’s bylaws.

How do I vote?

Stockholders may vote by completing, signing, and returning the accompanying proxy card, or by following the alternative voting procedures described on the proxy card, including voting by telephone or via the Internet, if available.

If you properly complete, sign, and return a proxy card, your shares will be voted in accordance with the instructions you provide. If you submit a proxy but do not specify how your shares are to be voted, the individuals named as proxies will vote your shares in accordance with the recommendations of the Board of Directors, as set forth in this proxy statement.

If you hold your shares in “street name” through a broker, bank, or other nominee, you must follow the voting instructions provided by that nominee in order for your shares to be voted.

Under applicable stock exchange rules, brokers and other nominees may not exercise discretionary voting authority with respect to certain matters that are considered non-routine unless they receive specific voting instructions from the beneficial owner. Non-routine matters include, among others, the election of directors and the advisory (non-binding) vote to approve executive compensation (commonly referred to as “say-on-pay”). Accordingly, if you do not provide voting instructions to your broker or nominee, your shares will not be voted on these non-routine matters and will not be counted for purposes of determining the approval of those proposals. However, such shares will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

The proposal to ratify the appointment of Ernst and Young, LLP as the Company’s independent registered public accounting firm for the 2026 fiscal year is considered a routine matter. As a result, if you hold your shares in street name and do not provide voting instructions with respect to this proposal, your broker or nominee may exercise discretionary authority to vote your shares on this proposal.

Stockholders of record as of the Record Date may also vote their shares in person at the Annual Meeting.

What is a broker non-vote?

A broker non-vote generally occurs when a broker, bank, or other nominee holding shares in street name does not receive voting instructions from the beneficial owner with respect to a particular proposal and does not have discretionary authority to vote those shares on such proposal.

Under applicable NASDAQ rules, brokers and other nominees do not have discretionary voting authority with respect to non-routine matters, including the election of directors and the advisory vote to approve executive compensation, absent specific instructions from the beneficial owners of the shares.

What are the Board’s recommendations?

Unless you instruct otherwise on your proxy card, the individuals named as proxies will vote your shares in accordance with the recommendations of the Board of Directors. The Board’s recommendations are presented together with each proposal elsewhere in this proxy statement.

In summary, the Board of Directors recommends that stockholders vote:

•
FOR the election of each of the director nominees named in this proxy statement;
•
FOR the advisory (non-binding) vote to approve the compensation of the Company’s named executive officers; and
•
FOR the ratification of the appointment of Ernst and Young, LLP as the Company’s independent registered public accounting firm for the 2026 fiscal year.

What vote is required to approve each proposal?

Election of Directors. Directors are elected by a plurality of the votes cast by the holders of shares of the Company’s common stock present in person or represented by proxy and entitled to vote at the Annual Meeting. Votes withheld and broker non-votes will not be counted as votes cast for or against any nominee and will have no effect on the outcome of the election.

Advisory Vote on Executive Compensation. The approval of the advisory (non-binding) vote to approve the compensation of the Company’s named executive officers requires the affirmative vote of a majority of the votes cast in person or represented by proxy at the Annual Meeting on this proposal, provided a quorum is present. Because this vote is advisory, it will not be binding on the Company or the Board of Directors.

Other Proposals. The approval of each proposal other than the election of directors and the advisory vote on executive compensation requires the affirmative vote of a majority of the votes cast in person or represented by proxy at the Annual Meeting on the applicable proposal, provided a quorum is present.

Shares represented by proxies marked “ABSTAIN” with respect to any proposal will not be counted as votes cast on that proposal and therefore will have no effect on the outcome of the vote. However, such shares will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

Are there other matters to be voted on at the Annual Meeting?

As of the date of this proxy statement, the Board of Directors is not aware of any matters to be presented for action at the Annual Meeting other than those described herein. If any other matters are properly presented for consideration at the Annual Meeting or any adjournment or postponement thereof, the persons named as proxies will have discretionary authority to vote the shares represented by proxy on such matters in accordance with their best judgment.

Can I revoke or change my proxy after I return my proxy card?

Yes. A stockholder may revoke or change a proxy at any time before it is exercised at the Annual Meeting by submitting a later-dated proxy (including by telephone or Internet, if available), by delivering a written notice of revocation to the Company prior to the meeting, or by voting in person at the Annual Meeting. Attendance at the Annual Meeting alone will not revoke a proxy unless you vote at the meeting.

If you hold your shares in “street name” through a broker, bank, or other nominee, you must follow the instructions provided by that nominee to revoke or change your proxy or voting instructions. In addition, if you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from your broker, bank, or other nominee authorizing you to vote the shares.

Who is paying for the expenses involved in preparing and mailing this proxy statement?

The Company will bear the costs of preparing, assembling, printing, and mailing these proxy materials, as well as the costs of soliciting proxies. In addition to solicitation by mail, proxies may be solicited by the Company’s directors, executive officers, and other employees, without additional compensation, in person, by telephone, or by other means of communication.

The Company will reimburse brokers, banks, and other nominees for their reasonable out-of-pocket expenses incurred in forwarding proxy materials to beneficial owners of the Company’s common stock.

How many directors are there?

The Company’s bylaws provide that the Board of Directors shall consist of not fewer than one nor more than fifteen directors, with the exact number of directors fixed from time to time by the Board.

The Board currently consists of ten directors. One current director has advised the Company that he will not stand for re-election at the Annual Meeting. Accordingly, the Board has nominated nine individuals for election at the Annual Meeting. Each nominee has indicated a willingness to serve if elected.

Following the Annual Meeting, the Board expects to have one vacancy, which the Board may fill in accordance with the Company’s bylaws and applicable law prior to the 2027 Annual Meeting of Stockholders. Under Nevada law and the Company’s bylaws, the filling of Board vacancies between annual meetings is a customary governance practice and within the authority of the Board of Directors.

How long do directors serve?

Under the Company’s bylaws, each director is elected to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualified, or until such director’s earlier resignation, removal, or death. Directors elected to fill vacancies or newly created directorships serve for the remainder of the term of the class in which the vacancy occurred, if applicable.

Do the stockholders elect the executive officers?

No. The Board of Directors appoints the Company’s executive officers. Executive officers serve at the discretion of the Board until their successors are appointed and qualified or until their earlier death, retirement, resignation, or removal.

Where can I find the voting results of the Annual Meeting?

The Company intends to report the final voting results of the Annual Meeting in a Current Report on Form 8-K filed with the Securities and Exchange Commission within four business days after the conclusion of the Annual Meeting.

Our Website

We maintain an Internet website at www.universallogistics.com.

Information contained on, or accessible through, our website is not incorporated by reference into this proxy statement and does not constitute a part of this proxy statement or any other filing we make with the Securities and Exchange Commission.

We use our website as a channel for the dissemination of information about the Company, including for the disclosure of information that may be deemed material, in compliance with the Securities and Exchange Commission’s Regulation FD. Such disclosures are typically made through the Investor Relations section of our website. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following the Company’s press releases, filings with the Securities and Exchange Commission and public conference calls.

Whether or not you plan to attend the Annual Meeting, you are urged to promptly submit your proxy to ensure that your shares are represented at the meeting.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Directors

The Board of Directors currently consists of ten (10) directors. Each director is elected annually and serves until the next annual meeting of stockholders and until his or her successor is duly elected and qualified, or until such director’s earlier resignation, removal, or death.

One current director has advised the Company that he will not stand for re-election at the Annual Meeting. Accordingly, the Board of Directors has nominated nine (9) individuals for election at the Annual Meeting.

The biographical information set forth below for each director nominee includes information regarding the nominee’s service as a director, business experience, directorships held currently or at any time during the past five years, and the experience, qualifications, attributes, and skills that led the Board of Directors to conclude that the nominee should serve as a director.

Grant E. Belanger	Director Since 2016

Grant E. Belanger, 65, is the principal of G. Belanger Consultants LLC, a management consulting firm. Mr. Belanger spent 30 years at Ford Motor Company, where he held senior management roles, including Executive Director of Material Planning and Logistics. While at Ford, he also served on the board of directors of Ford Otosan, a publicly traded joint venture between Ford Motor Company and Koç Holding A.Ş. in Turkey. He currently serves as Chair of our Audit Committee.

Mr. Belanger brings extensive leadership experience in global manufacturing, transportation, and logistics, along with strong financial and governance expertise. His background in managing complex supply chains and capital-intensive operations, combined with his original equipment manufacturer perspective, provides valuable insight to the Board. The Board believes Mr. Belanger’s experience and judgment make him well-qualified to serve as a director and recommends his election.

Frederick P. Calderone	Director Since 2009

Frederick P. Calderone, 75, retired in 2016 after more than 20 years as Vice President of CenTra, Inc., a diversified holding company owned by the Moroun family. Earlier in his career, Mr. Calderone was a partner with Deloitte, Haskins & Sells. Since 1998, he has served as a member of the board of directors of PAMT CORP.

Mr. Calderone brings deep technical expertise in financial reporting, generally accepted accounting principles, taxation, budgeting, and financial analysis, developed through decades of senior executive and public-company board service. His long-standing experience advising transportation and logistics businesses provides the Board with critical insight into complex accounting matters, tax planning, and regulatory compliance. The Board believes Mr. Calderone’s specialized accounting and tax expertise, together with his extensive public-company governance experience, makes him uniquely qualified to serve as a director and strongly supports his election.

Clarence W. Gooden	Director Since 2018

Clarence W. Gooden, age 74, retired from CSX Corporation in May 2017 after a 47-year career. During his tenure, Mr. Gooden held numerous senior leadership roles, including Vice Chairman and President from September 2015 through February 2017. Mr. Gooden currently serves on the board of Milestone Investment Holdings, LLC. He previously served as a director of the National Association of Manufacturers, TTX Company, and the National Freight Transportation Association, and as a member of the Atlanta Federal Reserve Bank Trade and Transportation Advisory Council.

Mr. Gooden brings extensive executive leadership experience and deep industry relationships across railroads, transportation, logistics, finance, energy, and commodities. His perspective as a former chief executive of a major transportation enterprise provides valuable insight into large-scale operations, capital allocation, and strategic execution. The Board believes Mr. Gooden’s experience, industry stature, and strategic judgment make him well-qualified to serve as a director and recommends his election.

Marcus D. Hudson	Director Since 2023

Marcus D. Hudson, age 55, is Senior Managing Director of Calderone Hudson Group, where he specializes in insolvency and restructuring advisory services. He is currently a member of our Audit Committee. Mr. Hudson has more than 25 years of senior financial leadership, consulting, and advisory experience across a range of industries, including manufacturing, municipalities, and utilities. He has held senior leadership roles with the Wayne County Airport Authority, Tecumseh Products Company, and BBK, Ltd. Mr. Hudson is a certified public accountant and holds an M.B.A. from the University of Michigan Ross School of Business and a B.A. in Accounting from Michigan State University.

Mr. Hudson brings strong financial, accounting, and restructuring expertise, along with experience advising organizations through periods of change. His understanding of capital structure, liquidity management, and operational finance, combined with familiarity with the industries served by the Company’s customers, provides valuable insight to the Board. The Board believes Mr. Hudson’s experience and judgment make him well-qualified to serve as a director and recommends his election.

Matthew T. Moroun	Director Since 2004

Matthew T. Moroun, age 52, serves as Chair of our Board of Directors, Executive Committee, and Compensation Committee. Mr. Moroun plays a significant role in shaping the management and operating policies of a portfolio of family-owned businesses engaged in transportation, insurance, business services, and real estate development and management. He has served as a director of PAMT CORP since 1992 and has served as its Chair since 2007, providing decades of continuity in public-company governance and leadership.

Mr. Moroun brings long-standing, hands-on leadership experience overseeing complex, asset-intensive businesses with significant operating, regulatory, and capital requirements. His experience spans transportation, automotive, real estate, infrastructure, and government relations, and includes deep involvement in strategic planning, capital allocation, executive compensation, and risk oversight. Mr. Moroun’s first-hand knowledge of market-leading practices and long-term industry cycles provides the Board with valuable perspective as it oversees the Company’s strategy and execution. The Board believes Mr. Moroun’s leadership, experience, and institutional knowledge make him uniquely qualified to serve as Chair and strongly support his election as a director.

Matthew J. Moroun	Director Since 2020

Matthew J. Moroun, age 25, is a director of Universal and holds leadership roles within other Moroun family-owned businesses engaged in transportation and business services. In these roles, Mr. Moroun has developed hands-on operating experience in transportation logistics and large-scale, project-driven operations, including businesses serving infrastructure and construction end markets. He has served as a director of PAMT CORP since 2020. Mr. Moroun holds a B.B.A. in Finance from the University of Notre Dame Mendoza College of Business.

Mr. Moroun brings an emerging operational perspective informed by strong financial and accounting acumen, including a solid understanding of financial statements, cost structures, and capital deployment in asset-intensive businesses. His combination of financial training and hands-on exposure to transportation-related operations supporting complex infrastructure and construction projects provides valuable insight to the Board. The Board believes Mr. Moroun’s financial sophistication, developing industry expertise, and long-term alignment with stockholder interests make him well-qualified to serve as a director and recommends his election.

Tim Phillips	Director Since 2020

Tim Phillips, age 60, has served as our President and Chief Executive Officer since January 2020. Mr. Phillips joined Universal in 1989 and has held a wide range of senior leadership and operational roles across the Company over more than three decades. Mr. Phillips holds a Bachelor of Business Administration in Business Management from Eastern Michigan University.

Mr. Phillips brings deep institutional knowledge and hands-on operating expertise across the Company’s business segments, together with a disciplined, detail-oriented management approach. His comprehensive understanding of day-to-day operations, customer requirements, cost structures, and execution risks enables effective oversight of financial performance and strategic initiatives. The Board believes Mr. Phillips’s proven leadership, operational insight, and long-standing commitment to the Company make him uniquely qualified to serve as President and Chief Executive Officer and strongly support his election as a director.

Michael A. Regan	Director Since 2013

Michael A. Regan, age 71, is Chief Relationship Development Officer of TranzAct Technologies, Inc., a privately held logistics information company he co-founded in 1984. He previously served as Chief Executive Officer and Chair of TranzAct until 2011. Earlier in his career, Mr. Regan held positions with Bank of America, Price Waterhouse, and Union Pacific Corporation. Mr. Regan is a certified public accountant and holds a B.S.B.A. from the University of Illinois at Urbana-Champaign.

Mr. Regan brings extensive leadership experience in the logistics industry, together with strong financial, accounting, and audit expertise. His background founding and leading a logistics technology company, combined with prior experience in internal and external auditing, provides valuable insight into industry operations, financial controls, and risk oversight. The Board believes Mr. Regan’s experience and judgment make him well-qualified to serve as a director and recommends his election.

H. E. Scott Wolfe	Director Since 2014

H. E. Scott Wolfe, age 80, previously served as our Chief Executive Officer from December 2012 through December 2014. Mr. Wolfe served as President and Chief Executive Officer of LINC Logistics Company, now a subsidiary of the Company, from March 2002 to December 2012, and led the development of Logistics Insight Corp., also a subsidiary, from its formation in 1992. Earlier in his career, Mr. Wolfe held logistics and transportation leadership roles at American Motors Corporation and General Motors.

Mr. Wolfe brings deep industry experience and first-hand knowledge of the Company’s asset-light operating model, developed through decades of leadership in logistics and transportation businesses. His background building and managing logistics enterprises, combined with his experience in corporate and operational roles, provides valuable perspective on strategy, execution, and risk oversight. The Board believes Mr. Wolfe’s experience and judgment make him well-qualified to serve as a director and recommends his election.

Director Independence

The listing standards of NASDAQ generally require that, unless a listed company qualifies as a “controlled company,” a majority of the members of the board of directors be independent. Under NASDAQ listing standards, a “controlled company” is a company of which more than 50% of the voting power for the election of directors is held by an individual, a group, or another company.

Universal qualifies as a controlled company because more than 50% of the voting power for the election of directors is held by a group of family trusts established for the benefit of the Moroun family. Our Chair, Matthew T. Moroun, serves as trustee of these trusts with investment authority over the shares held therein and has the authority to appoint or remove the special trustee of each trust. Fred Calderone, one of our directors, serves as the special trustee of these trusts and exercises voting authority over the shares held by the trusts.

Accordingly, the Company has elected to be treated as a controlled company in accordance with Rule 5615(c) of the NASDAQ Listing Rules. As a result, the Company is not required to comply with certain NASDAQ corporate governance requirements that would otherwise apply, including the requirements that (i) a majority of the Board consist of independent directors, (ii) the compensation committee consist solely of independent directors, and (iii) the nominating committee consist solely of independent directors.

Notwithstanding the Company’s status as a controlled company, the Board of Directors has reviewed the independence of its director nominees and has determined that Messrs. Belanger, Gooden, Hudson, Regan and Wolfe satisfy the independence requirements of the applicable NASDAQ listing standards. In making this determination, the Board concluded that none of these directors has any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Committee Independence

Although the Company has elected to be treated as a controlled company under the listing standards of NASDAQ, the Board has structured its committees to reflect appropriate governance practices.

All members of the Audit Committee satisfy the independence requirements applicable to audit committee members under NASDAQ listing standards and applicable Securities and Exchange Commission rules, including the heightened independence standards for audit committee service.

In light of the Company’s controlled-company status, the Company is not required to have a compensation committee composed solely of independent directors. Notwithstanding this exemption, the Board considers director independence, experience, and qualifications in determining committee assignments and believes that the composition of its Compensation Committee provides effective oversight of executive compensation matters.

Board Structure and Role in Risk Oversight

The Board of Directors has determined that separating the roles of Chairman of the Board and President and Chief Executive Officer is in the best interests of the Company and its stockholders. Matthew T. Moroun serves as Chairman of the Board, and Tim Phillips serves as President and Chief Executive Officer. This leadership structure is intended to enhance the Board’s ability to provide effective oversight of management and the Company’s strategic direction, including oversight of risks that could affect the Company.

The Board is actively engaged in the oversight of the Company’s risk management processes. Risk oversight is conducted at multiple levels and is shared among the full Board and its committees, depending on the nature of the risk. The Audit Committee oversees risks related to financial reporting, internal controls, and compliance matters, as more fully described in the Audit Committee’s charter and committee description below. The Environmental, Social and Governance Committee oversees risks related to environmental, social, governance, and sustainability matters, and the Board has appointed Mr. Belanger to serve as the Board’s representative to that committee. In addition, the full Board retains responsibility for the general oversight of enterprise-wide risks.

The Board exercises its risk oversight through regular reports and discussions at Board meetings, including reports from committee chairs regarding each committee’s activities and considerations, as well as reports from members of management responsible for overseeing specific risk areas within the Company.

Board Meetings

During fiscal year 2025, the Board of Directors held five meetings. Each incumbent director attended at least 75% of the aggregate number of meetings of the Board and of the committees on which he served during the period of his service.

Board Committees and Composition

Our board of directors maintains and appoints members to three standing committees: Audit Committee, Compensation Committee, and Executive Committee. The membership of these committees, as of March 13, 2026, is as follows:

Audit Committee	Compensation Committee	Executive Committee
Grant E. Belanger*	Matthew T. Moroun*	Matthew T. Moroun*
Marcus D. Hudson	Tim Phillips	Tim Phillips
Richard P. Urban

* Committee Chair

Audit Committee

The Board of Directors has established a separately designated standing Audit Committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Audit Committee currently consists of three directors, each of whom the Board has determined meets the independence requirements for audit committee service under the listing standards of NASDAQ and the applicable rules of the Securities and Exchange Commission.

The Audit Committee operates pursuant to a written charter that has been approved by the Board of Directors. The Audit Committee charter is available on the Company’s website at www.universallogistics.com under the “Investor Relations—Corporate Governance” section.

During fiscal year 2025, the Audit Committee held nine meetings.

The Audit Committee assists the Board in overseeing the Company’s accounting and financial reporting processes, internal control over financial reporting, and audit functions. The Audit Committee is directly responsible for the appointment, retention, compensation, and oversight of the Company’s independent registered public accounting firm.

The Board of Directors determined that Messrs. Belanger, Hudson, and Urban each qualifies as an “audit committee financial expert,” as that term is defined under the rules of the Securities and Exchange Commission.

Additional information regarding the Audit Committee is set forth below under the heading “Audit Committee Report.”

Compensation Committee

In light of the Company’s status as a controlled company under the listing standards of NASDAQ, the Board of Directors has appointed Matthew T. Moroun and Tim Phillips to serve as the members of the Compensation Committee. The Compensation Committee assists the Board in carrying out its responsibilities relating to the compensation and benefits of the Company’s executive officers. The Board believes that this committee structure, together with the Board’s direct oversight of executive compensation matters, is appropriate for the Company given its ownership structure, operating profile, and controlled-company status.

During fiscal year 2025, the Compensation Committee held one meeting.

The responsibilities and authority of the Compensation Committee include, among other things:

•
Reviewing trends in executive and senior management compensation and assessing the competitiveness of the Company’s compensation programs;
•
Overseeing the development of new compensation plans and approving, or recommending for approval by the Board, material revisions to existing compensation plans;
•
Determining, or recommending for determination by the Board, the salaries, bonuses, and other compensation of executive officers and key employees, other than the Chief Executive Officer;
•
Reviewing and making recommendations to the Board regarding long-term incentive compensation arrangements, including equity-based compensation plans;
•
To the extent permitted, administering the Company’s equity-based compensation plans, incentive compensation plans, and employee benefit plans; and
•
Reviewing and approving, or recommending to the Board for approval, compensation arrangements for newly appointed executive officers and severance or change-in-control arrangements involving executive officers.

The Board of Directors, acting as a whole, is responsible for evaluating the performance of the Chief Executive Officer and for approving the Chief Executive Officer’s compensation, including base salary, annual incentive compensation, and long-term incentive awards, as more fully described in the Compensation Discussion and Analysis included in this proxy statement. In performing this evaluation, the Board considers, among other factors, the Company’s performance, the achievement of strategic objectives, and the Chief Executive Officer’s individual contributions. The Board also determines the compensation of directors and administers equity-based compensation plans with respect to awards granted to the Company’s named executive officers and directors.

Under the Company’s bylaws, if a member of a committee is unable to attend a meeting, the remaining committee members may unanimously appoint another director to act in place of the absent member for that meeting. Although the Compensation Committee has the authority to do so, it has not exercised this authority.

The Compensation Committee has the authority to retain compensation consultants or other advisors as it deems appropriate; however, the Compensation Committee did not engage any compensation consultants during fiscal year 2025. The Compensation Committee does not operate pursuant to a written charter.

Executive Committee

Executive Committee is authorized to exercise the powers of the Board of Directors, to the extent permitted under the Company’s bylaws, during intervals between meetings of the Board. The Executive Committee acts subject to the limitations set forth in the Company’s bylaws and applicable law.

During fiscal year 2025, the Executive Committee held four meetings.

Other Committees and Governance Matters

The Company has established an Environmental, Social and Governance (“ESG”) Committee comprised of members of management, including the Chief Financial Officer, the Vice President – Finance and Investor Relations and Secretary, as well as other subject matter experts. The ESG Committee operates as a management-level committee focused on the development, implementation, and oversight of the Company’s ESG-related policies, programs, and practices.

The Board of Directors has appointed its Chair, Grant Belanger, to serve as the Board’s representative to the ESG Committee. In this capacity, Mr. Belanger provides a direct reporting link between the ESG Committee and the Board.

The ESG Committee reviews and oversees the Company’s environmental, social, and governance initiatives and performance, including oversight of environmental, health, and safety matters. The committee monitors the Company’s practices in these areas and recommends modifications as appropriate to promote compliance with applicable laws, regulations, and relevant industry standards.

During fiscal year 2025, the ESG Committee met four times.

Director Nominating Process

The Board of Directors is responsible for identifying, evaluating, and nominating candidates for election to the Board. Each member of the Board participates in the consideration of director nominees. The Board has determined that it is able to effectively fulfill the functions typically performed by a nominating committee without establishing a separate standing committee for that purpose. Accordingly, the Company does not maintain a separate nominating committee or a nominating committee charter.

At least a majority of the directors participating in the nominating process are independent directors, as independence for nominating committee members is defined under the listing standards of NASDAQ. Because the Company qualifies as a controlled company under NASDAQ Rule 5615(c), the Board may also consider the views and recommendations of the Company’s controlling stockholders in connection with the director nomination process. Following discussion and evaluation of potential nominees, the full Board selects the director nominees.

The Board will consider individuals recommended by stockholders as potential nominees for election to the Board. Stockholders wishing to recommend a candidate should submit such recommendations in writing to the Company at its principal executive offices. Any recommendation should include a biography of the proposed nominee, a description of the nominee’s background, experience, and qualifications, and a statement confirming that the proposed nominee has consented to being considered for nomination and to serving as a director if elected.

The Board does not utilize a formal or prescribed process for identifying director nominees. Potential candidates have historically been identified through recommendations from directors, executive officers, or other persons familiar with the Company and its business. The Board has not adopted specific minimum qualifications for director nominees. Instead, the Board seeks to ensure that, taken as a whole, the Board possesses an appropriate balance of experience, skills, and perspectives necessary to effectively oversee the Company’s business and long-term strategy.

In evaluating candidates for nomination, the Board considers a variety of factors it deems relevant, which may include a candidate’s independence, integrity, business judgment, professional and industry experience (including experience relevant to transportation and logistics and service providers to the automotive industry), and the candidate’s ability to work effectively with other members of the Board in serving the long-term interests of the Company and its stockholders. The Board does not evaluate director candidates differently based on whether they are recommended by a stockholder or identified through other means.

Although the Board has the authority to retain a search firm or other advisors to assist in identifying director candidates, it has not found it necessary to do so to date.

Director Compensation

The following table sets forth the compensation information for the one-year period ending December 31, 2025, for each non-employee director who served during such period.

Name (1)	Fees Earned or Paid in Cash ($)	Fees Earned or Paid in Stock ($) (2)	All Other Compensation ($)	Total ($)
Grant E. Belanger	58,346	14,987	—	73,333
Frederick P. Calderone	50,000	—	—	50,000
Daniel J. Deane (3)	27,500	—	—	27,500
Clarence W. Gooden	50,000	—	—	50,000
Marcus D. Hudson (4)	52,500	—	—	52,500
Matthew J. Moroun	35,013	14,987	—	50,000
Matthew T. Moroun	85,013	14,987	—	100,000
Michael A. Regan	42,001	7,999	—	50,000
Richard P. Urban	48,334	9,999	—	58,333
H.E. Scott Wolfe	50,000	—	—	50,000

(1)
Our CEO, Tim Phillips, serves on our Board. He has been omitted from this table since he is our employee and did not receive any additional compensation for his board service. Mr. Phillips’ compensation is included in the Summary Compensation Table on page 25 of this proxy statement.
(2)
This column reflects the value of shares of common stock granted as part of the annual retainer paid to non-employee directors based on the closing market price of $22.47 per share of our common stock on May 5, 2025, which was the date of the grant, as reported on the NASDAQ Global Market.
(3)
Mr. Deane served as a director until his death on September 21, 2025. Compensation reported reflects prorated director compensation earned during 2025.
(4)
The Company appointed Mr. Hudson to the Audit Committee on October 22, 2025. Compensation shown includes prorated committee compensation earned for service during 2025.

Compensation Arrangements for Non-Employee Directors

The compensation of non-employee directors is determined by the Board of Directors.

For fiscal year 2025, each non-employee director received an annual cash retainer of $50,000. The Chair of the Board, which is a non-officer position, received an annual retainer of $100,000. The Chair of the Audit Committee received an additional annual retainer of $15,000, and each other member of the Audit Committee received an additional annual retainer of $5,000. The director serving as the Board’s representative to the Environmental, Social and Governance Committee received an additional annual retainer of $10,000.

Each non-employee director may elect to receive up to $15,000 of his or her annual retainer in the form of shares of the Company’s common stock. The cash portion of the annual retainer is paid in two installments during the year, and any stock portion elected is paid once annually.

In addition, the Company reimburses directors for reasonable expenses incurred in connection with attendance at Board and committee meetings, including travel, lodging, and related expenses.

Communications with Directors and Attendance at the Annual Meetings

Stockholders may communicate with the Board of Directors as a group by submitting written correspondence addressed to the Board of Directors, care of the Company, at 12755 E. Nine Mile Road, Warren, Michigan 48089.

The Company has established procedures for the receipt, review, and processing of stockholder communications directed to the Board. Communications are reviewed and summarized for the Board, and copies of correspondence that relate to matters within the scope of the Board’s responsibilities or that otherwise warrant Board attention are made available to the directors. Directors may review a log of communications received by the Company and may request copies of any correspondence at any time.

Notwithstanding the Company’s status as a controlled company under applicable NASDAQ listing standards, the Board believes that these communication procedures provide stockholders with an appropriate and effective means of communicating with the Board of Directors.

The Board of Directors has adopted a policy encouraging its members to attend the Company’s annual meetings of stockholders. All directors attended the Company’s annual meeting of stockholders held in 2025.

Code of Business Conduct and Ethics

The Company has adopted a written Code of Business Conduct and Ethics that applies to all directors, officers, and employees, including the Company’s President and Chief Executive Officer and Chief Financial Officer. The Code of Business Conduct and Ethics is designed to promote honest and ethical conduct, compliance with applicable laws and regulations, and accountability across the organization.

The Code of Business Conduct and Ethics is available on the Company’s website at www.universallogistics.com under the “Investor Relations—Corporate Governance” section. The Company intends to disclose on its website any amendments to, or waivers from, the Code of Business Conduct and Ethics that are required to be disclosed under applicable law or the listing standards of NASDAQ.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2025, Matthew T. Moroun and Tim Phillips served as members of the Compensation Committee for the full year. Their service on the Compensation Committee is permitted under NASDAQ Rule 5615(c) in light of the Company’s status as a controlled company. Mr. Moroun serves as Chair of the Board, and Mr. Phillips serves as a director of the Company.

Information regarding certain transactions between the Company and entities affiliated with the Moroun family is set forth under the heading “Certain Relationships and Related Party Transactions” beginning on page 14 of this proxy statement.

No executive officer of the Company serves as a member of the board of directors or compensation committee of any other entity for which an executive officer of such entity serves as a member of the Company’s Board of Directors or Compensation Committee.

Derivative Trading, Insider Trading, Hedging and Trading Plans

The Company has adopted a comprehensive securities trading policy applicable to its directors, officers, and other designated employees. The policy is designed to promote compliance with applicable insider trading laws, rules, and regulations and governs the purchase, sale, and other disposition of the Company’s securities.

The policy prohibits directors, officers, and covered employees from engaging in speculative or short-term trading activities involving the Company’s securities, including trading in or writing options, arbitrage transactions, or day trading.

The policy also prohibits directors, officers, and employees from engaging in hedging or monetization transactions involving the Company’s equity securities, including transactions through the use of financial instruments such as prepaid variable forward contracts, equity swaps, collars, exchange funds, or any other arrangements designed to hedge or offset, or that have the effect of hedging or offsetting, any decrease in the market value of the Company’s equity securities, unless specifically approved in advance by the Company.

In addition, the policy requires that directors, officers, and other covered employees obtain pre-clearance through the Company before engaging in any transaction involving beneficially owned shares of the Company’s common stock or before entering into, modifying, or terminating any trading plan intended to comply with Rule 10b5-1 under the Securities Exchange Act of 1934. Any such trading plans must comply with applicable SEC rules, including requirements relating to cooling-off periods and good-faith operation.

A copy of the Company’s securities trading policy is filed as Exhibit 19.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Person Transaction Approval Policy

The Audit Committee of the Board of Directors reviews and approves transactions involving the Company and a “related person” that are required to be disclosed under applicable Securities and Exchange Commission rules. A related person transaction generally includes any transaction, arrangement, or relationship in which the Company is a participant, the amount involved exceeds $120,000, and a related person has a direct or indirect material interest. Related persons include the Company’s directors, executive officers, beneficial owners of more than five percent of the Company’s common stock, and the immediate family members of such persons.

In reviewing related person transactions, the Audit Committee considers, among other factors, the business purpose of the transaction, the benefits to the Company, the availability of comparable services or arrangements from unaffiliated third parties, and whether the terms of the transaction are no less favorable to the Company than those that could be obtained in a comparable arm’s-length transaction or are otherwise fair to and in the best interests of the Company and its stockholders.

Control and Ownership Relationships

Matthew T. Moroun serves as Chair of the Board of Directors, and his son, Matthew J. Moroun, serves as a director of the Company. Certain family trusts established for the benefit of the Moroun family beneficially own a majority of the Company’s outstanding common stock. Matthew T. Moroun serves as trustee of these trusts with investment authority over the shares held therein, and Frederick P. Calderone, a director of the Company, serves as special trustee of these trusts with voting authority over the shares. See “Director Independence” on page 7 for additional information.

Matthew T. Moroun and Matthew J. Moroun also exercise significant influence over other family-owned businesses engaged in transportation, insurance, business services, and real estate development and management. Subject to review and approval by the Audit Committee, the Company may engage in transactions with such affiliated entities in the ordinary course of business on terms the Audit Committee determines to be fair to the Company.

Registration Rights Agreement

The Company is a party to a registration rights agreement with respect to shares beneficially owned by the Moroun family. Subject to specified conditions and exceptions, the Moroun family may require the Company to register its securities if the anticipated aggregate offering price of the securities to be registered exceeds $25 million. In addition, if the Company proposes to register any of its securities, the Company is generally required, subject to certain limitations, to offer the Moroun family the opportunity to include their securities in such registration. In the event of an underwritten offering in which the managing underwriter advises that marketing considerations require a limitation on the number of shares to be included, the Company generally receives priority with respect to the shares it offers. The Company generally covers the expenses associated with such registrations.

Administrative and Business Support Services

Companies affiliated with the Moroun family provide the Company with various business and administrative support services, including legal, human resources, tax, and information technology services. Charges for these services are based on actual or estimated utilization of the specific services provided and are allocated to the Company accordingly. The costs of these services totaled approximately $6.9 million and $7.9 million for fiscal years 2025 and 2024, respectively.

Insurance Arrangements with Affiliated Insurer

The Company purchases employee medical insurance and various commercial insurance coverages—including commercial automobile liability, commercial general liability, workers’ compensation, motor cargo liability, warehousing liability, property and casualty coverage, and other related insurance—from an insurance company affiliated with the Moroun family. Payments to this affiliate totaled approximately $96.5 million and $85.4 million for fiscal years 2025 and 2024, respectively. The Company believes that the premiums paid for these insurance coverages reflect market rates.

In the Company’s consolidated balance sheets, the Company records its insured claims liability and the related recovery in insurance and claims and other receivables. As of December 31, 2025 and 2024, approximately $18.0 million and $19.5 million, respectively, were included in each of these accounts relating to insured claims with this affiliated insurer.

Real Estate Leasing and Occupancy Arrangements

The Company leases certain facilities from related parties. As of December 31, 2025, the Company leased 27 facilities from Moroun-affiliated entities. These lease arrangements include both month-to-month arrangements and multi-year leases, with rent invoiced and paid monthly. Leasing facilities from related parties provides the Company with operational flexibility; however, the Company is not limited to leasing facilities from affiliated entities.

During fiscal years 2025 and 2024, the Company incurred approximately $17.9 million and $19.7 million, respectively, in rent and related occupancy costs payable to Moroun‑affiliated entities.

Maintenance, Fueling, and Operational Support Services

The Company reimburses Moroun-affiliated entities for the direct variable costs of maintenance, fueling, and other operational support services provided at trucking terminals owned or operated by affiliates that are geographically remote from the Company’s own facilities. These costs are billed as incurred, paid in the ordinary course, and reflect actual labor hours, repair parts used, or quantities of fuel purchased.

The cost of these services totaled approximately $9.1 million and $13.7 million for fiscal years 2025 and 2024, respectively.

Contracted Transportation and Other Services

The Company also purchases transportation and other operating services from Moroun‑affiliated companies in the ordinary course of business, generally on a per‑transaction basis or pursuant to contractual arrangements. The cost of contracted transportation services provided by affiliates totaled approximately $18 thousand and $147 thousand for fiscal years 2025 and 2024, respectively.

As of December 31, 2025 and 2024, amounts due to affiliates for these and other ordinary course transactions totaled approximately $17.2 million and $23.3 million, respectively.

Capital Expenditures and Equipment Transactions with Affiliates

From time to time, the Company purchases equipment or other assets from Moroun‑affiliated entities or engages affiliates to perform capital improvement projects.

During fiscal year 2025, the Company contracted with an affiliate to perform real property improvements totaling approximately $4.4 million. No such purchases were made during fiscal year 2024.

During fiscal year 2024, the Company purchased trailers from a Moroun‑affiliated entity totaling approximately $4.5 million. No such trailer purchases were made during fiscal year 2025.

Services Provided by the Company to Affiliates

The Company periodically provides transportation and logistics services to companies affiliated with the Moroun family in connection with their specific customer contracts or purchase orders. These services are provided in the ordinary course of business and generally at market rates.

Revenue from contracted transportation services provided to affiliates totaled approximately $2.0 million and $1.7 million for fiscal years 2025 and 2024, respectively.

The Company also generated approximately $0.9 million and $2.4 million of revenue from facilities and related support services provided to affiliates during fiscal years 2025 and 2024, respectively.

As of December 31, 2025 and 2024, amounts due from affiliates totaled approximately $1.0 million and $1.3 million, respectively.

Other Transactions with Affiliates

During fiscal year 2025, the Company sold used trailers to an affiliate for approximately $0.4 million.

During fiscal year 2024, the Company sold an inactive Mexican subsidiary to a Moroun‑affiliated entity for approximately $0.1 million. The purchase price approximated the book value of the net assets sold, and accordingly, no gain or loss was recognized on the transaction.

Assessment of Fairness and Ongoing Relationships

The Company believes that substantially all of the transactions described above were entered into on terms that are at least as favorable to the Company as those that could have been obtained in comparable transactions with unaffiliated third parties and that each transaction was in the best interests of the Company. Management, including the Company’s Chief Financial Officer, together with the Audit Committee, periodically reviews these arrangements to confirm that they continue to reflect terms that are reasonable and appropriate and to ensure ongoing compliance with the Company’s related person transaction approval policy. The Company expects to continue engaging in certain transactions similar to those described above with Moroun‑affiliated entities in the ordinary course of business.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of March 13, 2026, with respect to the beneficial ownership of the Company’s common stock by: (a) each person known to the Company to beneficially own more than 5% of the outstanding shares of the Company’s common stock; (b) each of the Company’s directors and director nominees; (c) each of the Company’s named executive officers identified in the Summary Compensation Table on page 25 of this proxy statement; and (d) all current directors and named executive officers as a group.

As of March 13, 2026, 26,350,058 shares of the Company’s common stock were outstanding.

Name of Beneficial Owner	Shares Beneficially Owned (1)	Percent of Class (2)
5% Stockholders:
FMR LLC (Fidelity Investments) (3)	3,949,980	15.0%
Directors, Director Nominees and Named Executive Officers:
Matthew T. Moroun (4)	19,199,859	72.9%
Matthew J. Moroun (5)	2,235	*
Grant E. Belanger	1,686	*
Frederick P. Calderone (6)	590	*
Clarence W. Gooden	—	—
Marcus D. Hudson	324	*
Michael A. Regan	970	*
Richard P. Urban	12,013	*
H.E. Scott Wolfe	10,000	*
Tim Phillips (7)	104,491	*
Jude M. Beres (7)	43,585	*
Directors, Director Nominees and Named Executive Officers as a group (11 persons)	19,375,753	73.5%

* Denotes less than 1%.

(1)
The number of shares beneficially owned includes shares over which the person has sole or shared voting or investment power and shares that the person has the right to acquire within 60 days of March 13, 2026. Unless otherwise indicated, each person has sole voting and investment power with respect to the shares reported.
(2)
The percentages shown are based on 26,350,058 shares of the Company’s common stock outstanding as of March 13, 2026, plus any shares that the named person or group has the right to acquire within 60 days of that date. For purposes of calculating the percentage of beneficial ownership for any person or group, shares that such person or group has the right to acquire within 60 days of March 13, 2026 are deemed to be outstanding with respect to that person or group but are not deemed to be outstanding for purposes of calculating the beneficial ownership of any other person or group.
(3)
Based solely on information reported in Amendment No. 4 to Schedule 13G filed with the SEC on August 6, 2025 by FMR LLC. According to the filing, as of June 30, 2025, FMR LLC beneficially owned 3,949,980 shares of the Company’s common stock, representing 15.0% of the outstanding shares. FMR LLC reported sole voting power with respect to 3,949,859 shares and sole dispositive power with respect to 3,949,980 shares. Abigail P. Johnson may be deemed to control FMR LLC and disclaims beneficial ownership except to the extent of her pecuniary interest therein.
(4)
Includes shares held by Redoubtable LLC and the Moroun Family Trusts. See footnote (8).
(5)
Excludes shares owned directly by Lindsay S. Moroun and shares beneficially owned by Matthew T. Moroun, as reflected elsewhere in this table. See footnote (8).
(6)
Excludes shares held by Moroun family trusts for which Frederick P. Calderone serves as special trustee with voting power and Matthew T. Moroun serves as trustee with investment power. See footnote (8).

(7)
Reflects vested and non-vested shares granted to the named executive officer as restricted stock awards. See the tables and related footnotes on page 26 of this proxy statement for a summary of the non-vested shares and vesting dates.
(8)
Certain shares reported in this table are beneficially owned by trusts established for the benefit of members of the Moroun family, including the 2020 Irrevocable Lindsay S. Moroun Trust dated November 24, 2020, the 2020 Irrevocable Nora M. Moroun Trust, the Swiftsure Irrevocable Trust Under Agreement dated December 26, 2012, as decanted November 28, 2020, and the 2020 Irrevocable Agnes Anne Moroun Trust (collectively, the “Moroun Family Trusts”).

Matthew T. Moroun serves as trustee of each of the Moroun Family Trusts and exercises investment power with respect to the shares held by each trust.

Frederick P. Calderone serves as special trustee of each of the Moroun Family Trusts and exercises sole voting power with respect to the shares held by each trust.

Matthew J. Moroun, who is the son of Matthew T. Moroun and Lindsay S. Moroun, serves as a director of the Company. Unless otherwise indicated, shares owned directly by Lindsay S. Moroun or Matthew J. Moroun are excluded from the reported beneficial ownership of Matthew T. Moroun, and shares owned directly by Matthew T. Moroun or Lindsay S. Moroun are excluded from the reported beneficial ownership of Matthew J. Moroun.

Each of Matthew T. Moroun, Matthew J. Moroun, and Frederick P. Calderone expressly disclaims beneficial ownership of shares as to which he does not have voting or investment power, and this disclosure shall not be deemed an admission of beneficial ownership of such shares for purposes of Section 16 of the Securities Exchange Act of 1934 or otherwise.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers, and persons who beneficially own more than ten percent (10%) of the Company’s common stock to file with the U.S. Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Company’s common stock. Such persons are also required to furnish the Company with copies of the reports they file.

Based solely on the Company’s review of the copies of such reports furnished to it and on written representations received from the Company’s directors and executive officers, the Company believes that all Section 16(a) filing requirements applicable to such persons during fiscal year 2025 were complied with on a timely basis.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis (“CD&A”) describes the material elements of the Company’s executive compensation program and the objectives underlying its design and administration. It explains how and why compensation decisions are made for the Company’s named executive officers and how those decisions support the Company’s business strategy and long-term stockholder interests.

For fiscal year 2025, the Company’s named executive officers were Tim Phillips, President and Chief Executive Officer, and Jude M. Beres, Chief Financial Officer and Treasurer.

The Compensation Committee of the Board of Directors is responsible for establishing, implementing, and overseeing the Company’s executive compensation philosophy and programs. In carrying out this responsibility, the Compensation Committee seeks to provide a total compensation opportunity that is competitive in both structure and overall value relative to companies of comparable size and operating profile. The Committee believes that the compensation and benefits provided to the Company’s executive officers are generally consistent with those offered to similarly situated executives at peer companies.

Goals and Philosophy

The primary objective of the Company’s executive compensation program is to support the creation of long-term value for stockholders. The program is designed to attract, motivate, reward, and retain the executive leadership necessary to achieve the Company’s strategic and operational objectives, while maintaining a disciplined and efficient approach to the use of corporate resources.

Executive compensation is structured to emphasize performance-based elements that reward the achievement of financial and operational goals, align executive interests with those of stockholders, and promote sustained value creation. The Company also seeks to encourage long-term retention by providing compensation opportunities that reflect both current performance and longer-term contributions to the Company’s success.

Executive Officers

Our current executive officers are Tim Phillips and Jude Beres.

Name	Age	Position	Years of Service
Tim Phillips	60	CEO and President	36
Jude M. Beres	53	CFO and Treasurer	10

Mr. Phillips has served as our President and Chief Executive Officer since January 2020. He joined Universal in 1989 and has held a wide range of senior leadership and operational roles across the Company over more than three decades. Mr. Phillips holds a Bachelor of Business Administration in Business Management from Eastern Michigan University. Mr. Phillips brings deep institutional knowledge and hands-on operating expertise across the Company’s business segments, together with a disciplined, detail-oriented management approach. His comprehensive understanding of day-to-day operations, customer requirements, cost structures, and execution risks enables effective oversight of operational and financial performance and strategic initiatives.

Mr. Beres has served as our Chief Financial Officer and Treasurer since March 2016. He previously served as the Company’s Chief Administrative Officer from April 2015 to March 2016. From 1997 through April 2015, Mr. Beres held finance and accounting leadership roles across multiple affiliated companies. Mr. Beres has more than 20 years of experience across the less-than-truckload, truckload, intermodal, and logistics industries. He holds a Bachelor of Accountancy from Walsh College. Mr. Beres brings a rare combination of deep financial expertise and practical operating knowledge developed through long-term, hands-on involvement in the Company’s business segments. His experience spans capital planning, liquidity management, cost structure analysis, and operational decision-making in asset-intensive transportation businesses. Mr. Beres’s understanding of both day-to-day operations and capital markets dynamics provides the Company with valuable insight into financial performance, strategic execution, and disciplined growth.

Elements of Compensation

The Company’s executive compensation program is structured around three principal elements: base salary, annual cash incentive compensation, and long-term equity-based incentives. Each element serves a distinct purpose within the overall compensation framework, and together they are intended to support the Company’s strategic objectives and the creation of long-term stockholder value.

Base Salary

Base salary provides a fixed level of compensation intended to attract and retain highly qualified executives and to reflect each executive’s role, responsibilities, experience, and sustained performance. Base salaries are designed to provide income stability while recognizing individual contributions and leadership responsibilities.

Annual Cash Incentive Compensation

Annual cash incentive compensation is intended to motivate and reward executive officers for the achievement of key financial and operational objectives during the applicable performance period. These incentives are designed to emphasize short-term performance and to reinforce accountability for results that drive the Company’s annual operating and financial performance.

Long-Term Equity Incentives

Long-term equity incentives are designed to align the interests of executive officers with those of stockholders by linking a meaningful portion of total compensation to the long-term performance of the Company’s common stock. Equity-based awards are intended to promote sustained value creation, encourage executive retention, and reinforce a long-term ownership perspective. To the extent equity awards are subject to vesting conditions tied to financial or operational performance, they also serve to motivate the achievement of longer-term performance objectives.

Determining Compensation

Historically, executive compensation decisions have been based primarily on the informed judgment of the Board of Directors and the Compensation Committee. In light of the Company’s status as a controlled company under the listing standards of NASDAQ, the Chair of the Board and the Chief Executive Officer serve as members of the Compensation Committee pursuant to the applicable exemption under NASDAQ Rule 5615(c).

The Compensation Committee is responsible for determining the compensation of executive officers and key employees other than the Chief Executive Officer. The Board of Directors, acting as a whole, evaluates the performance of the Chief Executive Officer and approves the Chief Executive Officer’s compensation. The Board also approves equity awards granted to the Company’s named executive officers.

In evaluating executive compensation, the Compensation Committee and the Board consider competitive compensation practices at other companies, including transportation and logistics companies of comparable size and operating profile. However, the Company does not target a specific percentile within a peer group and does not apply formulaic benchmarking to determine executive compensation. Market data is used as a reference point, rather than a determinant, in the decision-making process.

In exercising their judgment, the Compensation Committee and the Board consider a broad range of qualitative and quantitative factors, including:

•
the Company’s overall performance, growth, and strategic progress;
•
financial measures and trends, including revenue, revenue growth, operating income, operating ratio, and related performance indicators;
•
leadership effectiveness and management capabilities;
•
the executive’s role, scope of responsibility, and ability to execute strategic initiatives;
•
individual performance and contributions, both independently and as part of the management team;
•
prior and current compensation arrangements; and
•
the executive’s long-term potential to enhance stockholder value.

The Board does not rely on rigid formulas or respond mechanically to short-term fluctuations in business performance when determining executive compensation. Instead, the Board seeks to achieve an appropriate balance among base salary, annual incentive compensation, and long-term equity incentives that supports both near-term execution and long-term value creation.

The Board receives regular updates from management regarding operating results, financial performance, and strategic initiatives, and reviews quarterly financial statements and projections in assessing the alignment between executive compensation and business objectives. From time to time, the Board may also review publicly available information regarding comparably sized companies in the industry—such as revenue, profitability, market capitalization, and governance practices—to provide additional context for its evaluation. This information is considered holistically and subjectively, and there is no direct or formulaic linkage between peer data and compensation outcomes.

The Board believes that maintaining a strong connection between executive compensation and performance objectives encourages executives to pursue decisions that support sustainable long-term growth and stockholder value, while avoiding incentives that could promote excessive risk-taking or short-term decision-making at the expense of long-term results.

Based on these considerations, the Board regularly evaluates both short-term and long-term compensation opportunities to ensure they remain aligned with the Company’s strategic priorities. The Compensation Committee also works closely with management in structuring long-term equity incentives that emphasize stockholder returns while providing meaningful retention value for key executives.

Risk Assessment of Compensation Programs

The Company has conducted a review of its compensation policies and practices, including its annual cash incentive and other compensation programs, to assess whether such policies and practices encourage excessive or inappropriate risk-taking.

In conducting this review, the Company considered the design and administration of its compensation programs, including the balance between fixed and variable compensation, the use of performance-based incentives tied to Company-wide results, and the oversight exercised by the Board of Directors and the Compensation Committee. The Company believes that its compensation programs are structured to reward performance in a manner that is aligned with both short-term execution and long-term value creation, and that they incorporate features intended to discourage excessive risk-taking.

Based on this review, the Company has concluded that its compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Annual Cash Compensation

Base Salary

Base salary provides a fixed component of compensation intended to reflect each named executive officer’s role, responsibilities, experience, and sustained leadership contributions. Base salaries are designed to support executive retention and to compensate executives for the scope and complexity of their responsibilities, independent of short-term performance variability.

Base salaries are established and reviewed in accordance with the applicable employment arrangements of the named executive officers and are evaluated annually by the Compensation Committee or the Board, as applicable. In conducting these reviews, the Compensation Committee and the Board consider factors such as individual performance, changes in responsibilities, leadership effectiveness, and the Company’s overall performance and outlook. While competitive market practices are considered as a reference point, the Company does not target a specific benchmarking percentile or rely on formulaic comparisons in setting base salaries.

The base salaries paid to the named executive officers for the periods presented are set forth in the Summary Compensation Table beginning on page 25 of this proxy statement.

Annual Cash Incentive Compensation

The Company provides annual cash incentive compensation opportunities to its named executive officers to reinforce accountability for Company performance and individual leadership contributions during the applicable fiscal year. Annual cash incentives are discretionary and are determined based on an overall assessment of Company performance and the executive’s individual performance and contributions.

In making annual bonus determinations, the Compensation Committee and the Board consider a range of financial and operational factors, including the Company’s operating results, progress against strategic objectives, and management execution, as well as qualitative considerations such as leadership effectiveness and decision-making. The Company does not employ rigid formulas or pre-set payout thresholds, and no single factor is determinative.

For fiscal year 2025, discretionary cash bonuses were awarded to Tim Phillips, President and Chief Executive Officer, and Jude M. Beres, Chief Financial Officer and Treasurer, and were paid in March 2026. Discretionary cash bonuses were also awarded and paid in respect of fiscal years 2024 and 2023. The amounts of these awards are reflected in the Summary Compensation Table beginning on page 25 of this proxy statement.

Other Compensation Elements

Long-Term Equity Incentives

The Company grants long-term equity incentives to its named executive officers under the 2024 Equity Incentive Plan as part of the overall executive compensation program. The plan authorizes the grant of a variety of equity-based awards, including stock options, restricted stock, restricted stock units, stock appreciation rights, phantom stock units, and unrestricted shares of common stock.

In recent years, the Compensation Committee and the Board have generally utilized restricted stock awards as the primary form of long-term equity incentive for named executive officers. These awards are intended to align executive interests with those of stockholders, promote long-term value creation, and support executive retention through multi-year vesting.

At the time of adoption of the 2024 Equity Incentive Plan, 750,000 shares of the Company’s common stock (subject to adjustment) were reserved for issuance under the plan. As of March 13, 2026, 679,647 shares remained available for future grants.

In determining the size and vesting terms of equity awards, the Board considers a number of factors, including the Company’s performance and outlook, the executive’s responsibilities and performance, retention considerations, and stockholder alignment. The grant date fair value of equity awards granted to the named executive officers during fiscal year 2025 is reflected in the Summary Compensation Table beginning on page 25 of this proxy statement.

Retirement and Health Benefits

The Company sponsors defined contribution retirement savings plans for eligible employees, including executive officers, that are intended to qualify under Section 401(k) of the Internal Revenue Code. Plan features, including matching provisions, vary by subsidiary or affiliate. While eligible employees may make tax-deferred contributions, the Company does not provide matching contributions for highly compensated employees, including the named executive officers.

The Company also provides health, dental, and vision insurance benefits to its executive officers on the same general terms offered to other eligible employees.

Perquisites

The Company maintains a policy of providing minimal, if any, perquisites to executive officers. The Board believes this approach promotes cost discipline and reinforces a culture in which personal expenses are not borne by the Company.

Post-Employment and Change-in-Control Arrangements

The Company does not maintain defined benefit pension plans, post-retirement health benefits, or nonqualified deferred compensation plans for its executive officers or other employees. The Company also does not maintain agreements that provide for compensation or benefits upon a change in control of the Company.

However, the employment arrangements of the Chief Executive Officer provide for certain compensation upon termination in specified circumstances. Additional information regarding these arrangements is set forth under “Potential Payments Upon Termination or Change in Control—Payments Upon Termination Based on Our Best Interest” on page 26 of this proxy statement.

Tax Deductibility of Compensation

The Compensation Committee periodically considers the potential impact of Section 162(m) of the Internal Revenue Code, which generally limits the deductibility of certain compensation in excess of $1 million paid to covered executive officers. The Company does not maintain a policy requiring that executive compensation be structured to qualify for deductibility under Section 162(m). The Compensation Committee retains discretion to approve compensation arrangements that may not be fully deductible if it determines that such arrangements are in the best interests of the Company and its stockholders and are consistent with the Company’s compensation objectives.

Clawback and Recoupment Policy

The Company maintains a compensation recoupment policy designed to promote accountability and align executive compensation with stockholder interests. In accordance with this policy, and as required by applicable law and listing standards, if the Company is required to prepare an accounting restatement due to material noncompliance with financial reporting requirements, the Compensation Committee will seek to recover from any current or former executive officer incentive-based compensation that was erroneously awarded or paid during the three completed fiscal years preceding the date on which the Company is required to prepare the restatement, to the extent such compensation exceeds the amount that would have been received based on the restated financial results.

The policy applies on a no-fault basis and authorizes the Compensation Committee to pursue recovery through a range of means, including the cancellation of unvested or unpaid awards, the forfeiture of deferred or unpaid compensation, or the repayment of amounts previously received. In addition, where appropriate and permitted by law, the Compensation Committee may seek to recoup other compensation if it determines that an executive’s misconduct contributed to the circumstances requiring a restatement or resulted in significant financial or reputational harm to the Company.

Share Ownership Guidelines

The Company does not maintain formal stock ownership guidelines for its executive officers.

Role of Executive Officers in the Compensation Process

Executive compensation matters are reviewed and discussed at meetings of the Compensation Committee and the Board of Directors. In connection with these discussions, the Chair of the Board and the Chief Executive Officer provide input regarding compensation structure, individual performance, and leadership considerations.

Base salary determinations are generally reviewed annually but may be established for a multi-year period in connection with the negotiation or renewal of an executive officer’s employment arrangements. Annual cash incentive compensation, equity-based awards, and other forms of compensation are considered periodically and are not subject to a fixed decision-making calendar. The Compensation Committee and the Board retain flexibility to address compensation matters as circumstances warrant.

In connection with compensation decisions, the Board and the Compensation Committee may seek input from executive officers regarding Company performance, individual contributions, and competitive considerations. Executive officers do not participate in deliberations or decisions regarding their own compensation. The Board retains final authority with respect to the compensation of the Chief Executive Officer and the approval of equity awards for executive officers, while the Compensation Committee retains final authority with respect to other compensation decisions for executive officers.

Stockholder Approval of the Company’s Compensation Programs

The Dodd-Frank Wall Street Reform and Consumer Protection Act requires the Company to provide stockholders with the opportunity to cast a non-binding advisory vote on the compensation of the Company’s named executive officers, as disclosed in this proxy statement in accordance with the rules of the U.S. Securities and Exchange Commission (the “say-on-pay” vote).

Section 14A of the Securities Exchange Act of 1934 and related SEC rules also require stockholders to periodically vote on the frequency with which the Company will conduct future say-on-pay votes (the “say-on-frequency” vote).

Consistent with the results of the Company’s most recent say-on-frequency vote held in 2023, and the subsequent determination of the Board of Directors, the Company conducts a say-on-pay vote once every three years and a say-on-frequency vote once every six years.

The Company last conducted a say-on-pay vote in 2023, at which time stockholders approved the compensation of the Company’s named executive officers as disclosed in that year’s proxy statement. The next say-on-frequency vote is scheduled to occur in 2029, in accordance with applicable SEC requirements.

Proposal No. 2 in this proxy statement provides stockholders with the opportunity to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as described in this proxy statement.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for filing with the Securities and Exchange Commission.

In carrying out its responsibilities, the Compensation Committee acted in reliance on the exemptions available to controlled companies under applicable listing standards.

Compensation Committee Members

Matthew T. Moroun, Chair

Tim Phillips

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COMPENSATION TABLES

Summary Compensation Table

The following table sets forth information regarding the compensation of the Company’s named executive officers for the fiscal years ended December 31, 2025, 2024, and 2023, as required by applicable Securities and Exchange Commission rules.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	All Other Compensation(3) ($)	Total ($)
Tim Phillips Chief Executive Officer and President	2025	700,180	318,500	175,020	111	1,193,811
	2024	650,965	410,000	164,913	133	1,226,011
	2023	601,950	378,000	252,007	133	1,232,090
Jude Beres Chief Financial Officer and Treasurer	2025	548,314	210,000	223,599	111	982,024
	2024	524,645	308,747	166,927	133	1,000,452
	2023	503,373	246,000	232,887	133	982,393

(1)
Amounts shown represent discretionary cash bonuses earned with respect to the applicable fiscal year and paid in March of the following year.
(2)
Amounts shown in the Stock Awards column reflect the grant date fair value of time-based restricted stock awards granted during the applicable fiscal year, calculated in accordance with ASC Topic 718 (Compensation—Stock Compensation), excluding the effect of estimated forfeitures. The assumptions used in determining the grant date fair value of these awards are discussed in Note 15, “Stock-Based Compensation,” to the consolidated financial statements included in Item 8 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
(3)
Amounts shown represent premiums paid by the Company for term life insurance.

Employment Agreements

The Company has entered into an employment agreement with Tim Phillips, President and Chief Executive Officer. Pursuant to that agreement, Mr. Phillips is entitled to an annual base salary. Effective December 8, 2024, Mr. Phillips’ base salary was increased to $700,180.

The employment agreement also provides for a restricted stock award of 60,000 shares of the Company’s common stock, which vests in installments of 20,000 shares on each of January 10, 2024 and January 10, 2026, and 10,000 shares on each of January 10, 2027 and January 10, 2028, in each case subject to Mr. Phillips’ continued employment with the Company. The employment agreement also contains customary provisions relating to termination of employment, as well as non-competition, non-solicitation, and confidentiality obligations.

The Company does not have a written employment agreement with Jude M. Beres, Chief Financial Officer and Treasurer. Effective March 16, 2025, Mr. Beres’ annual base salary was increased to $559,104.

Executive officers may participate in discretionary bonus programs and other incentive plans approved from time to time by the Board of Directors or the Compensation Committee. Executive officers are also eligible to participate in employee benefit and fringe benefit programs made available to employees generally in the ordinary course of business.

Salary and Bonus Compared to Total Compensation

The Company has not established a fixed target or formula for the proportion of base salary and annual cash incentive compensation relative to total compensation for its executive officers. Compensation mix may vary from year to year based on performance, business conditions, and compensation decisions made by the Board and the Compensation Committee.

For fiscal year 2025, base salary and discretionary cash bonus represented approximately 58.7% and 26.7%, respectively, of Mr. Phillips’ total compensation. For the same period, base salary and discretionary cash bonus represented approximately 55.8% and 21.4%, respectively, of Mr. Beres’ total compensation.

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Outstanding Equity Awards at Fiscal Year-End

The following table provides information as of December 31, 2025, regarding outstanding equity awards for each of the Company’s named executive officers.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Tim Phillips	—	—	—	—	—	54,323 (2)	825,166	—	—
Jude Beres	—	—	—	—	—	15,658 (3)	237,845	—	—

(1)
Based on the closing market price of $15.19 per share of the Company’s common stock as reported on the NASDAQ Global Market on December 31, 2025.
(2)
Includes restricted stock awards to Mr. Phillips consisting of (i) 60,000 shares vesting in installments through January 10, 2028, (ii) 9,134 shares vesting in equal annual installments through March 15, 2027, (iii) 5,160 shares granted on February 14, 2024, vesting in equal annual installments beginning March 15, 2028, and (iv) 5,887 shares granted on February 10, 2025, vesting in equal annual installments beginning March 15, 2026. Excludes 7,215 shares granted on February 4, 2026, which were not outstanding as of December 31, 2025.
(3)
Includes restricted stock awards to Mr. Beres consisting of (i) 8,441 shares granted on March 24, 2023, vesting in equal annual installments through March 15, 2027, (ii) 5,223 shares granted on February 14, 2024, vesting in equal annual installments through March 15, 2028, and (iii) 7,521 shares granted on February 10, 2025, vesting in equal annual installments beginning March 15, 2026. Excludes 7,400 shares granted on February 4, 2026, which were not outstanding as of December 31, 2025.

Stock Vested in 2025

The following table sets forth information regarding restricted stock awards that vested during fiscal year 2025 for each of the Company’s named executive officers.

Name	Option Awards		Stock Awards
	Number of shares acquired on exercise	Value realized on exercise ($)	Number of shares acquired on vesting	Value realized on vesting ($) (1)
Tim Phillips	—	—	3,574	93,353
Jude Beres	—	—	3,416	89,226
(1)
The value realized on vesting is based on the closing market price of $26.12 per share of the Company’s common stock as reported on the NASDAQ Global Market on the applicable vesting date during fiscal year 2025.

Potential Payments Upon Termination or Change In Control

This section describes and quantifies the potential payments and benefits that would have been payable to the Company’s named executive officers in connection with a termination of employment, assuming such termination occurred on December 31, 2025. The discussion below reflects the material terms of the Company’s employment arrangements and equity award agreements in effect as of that date.

The Company has an employment agreement with Tim Phillips, President and Chief Executive Officer. The Company does not have a written employment agreement with Jude M. Beres, Chief Financial Officer and Treasurer. The Company does not maintain any agreements, plans, or arrangements that provide for payments or benefits to any named executive officer solely upon the occurrence of a change in control of the Company.

Termination for Cause

In the event a named executive officer’s employment is terminated for “cause,” including for reasons such as conviction of a crime, moral turpitude, gross negligence, willful misconduct, intentional failure to perform duties, insubordination, or dishonesty, the Company would have no obligation to provide severance pay, bonuses, or benefits beyond amounts earned through the date of termination.

Termination Due to Death

In the event of a named executive officer’s death, the Company would pay base salary earned through the date of death. Any additional benefits would be determined in accordance with applicable benefit plans and award agreements.

Termination Due to Disability

If a named executive officer becomes disabled and is unable to perform his duties, the Company may terminate his employment. In the event Mr. Phillips’ employment were terminated due to disability, he would be entitled to receive base salary and continued benefits for a period of three months following the date of disability, as well as any bonus earned but unpaid. Any unpaid bonus would be paid in accordance with the timing contemplated at the time of award.

Termination in the Best Interests of the Company

If the Board of Directors determines that terminating a named executive officer’s employment would be in the best interests of the Company, the Company would generally have no obligation to provide severance pay or continued benefits beyond the termination date. However, under his employment agreement, if Mr. Phillips’ employment were terminated under such circumstances, he would be entitled to receive base salary and COBRA continuation benefits for a period of 12 months, subject to his execution of a separation agreement and release of claims within the applicable time period.

Resignation or Retirement

Mr. Phillips may resign from employment upon providing three months’ prior written notice. The Company may elect to terminate his employment prior to the expiration of the notice period. In either case, Mr. Phillips would be entitled to receive base salary and continued benefits through the end of the notice period. Upon retirement, a named executive officer would also be entitled to receive any bonus earned but unpaid, payable in accordance with the terms of the applicable award.

Post-Employment Obligations

Under his employment agreement, Mr. Phillips has agreed to customary post-employment restrictive covenants, including non-competition, non-solicitation, and confidentiality obligations. Specifically:

•
Mr. Phillips is subject to a non-competition covenant for a period of six months following termination of employment, which may be extended to 12 months if his employment is terminated in the best interests of the Company, in which case corresponding salary continuation applies.
•
Mr. Phillips is subject to non-solicitation covenants for a period of 24 months following termination, covering employees of the Company and certain affiliated entities.
•
If Mr. Phillips hires an employee of the Company or a specified affiliate during the restricted period, he is required to pay 30% of the employee’s first year gross compensation.
•
Mr. Phillips is subject to ongoing confidentiality obligations with respect to the Company’s proprietary information.

Treatment of Equity Awards

Unvested restricted stock awards are generally forfeited upon termination of employment. However, certain equity award agreements provide for continued vesting or accelerated vesting in specified circumstances, including termination due to death, disability, termination without cause, retirement after reaching a specified age, or other circumstances approved by the Board of Directors or the Compensation Committee.

Under Mr. Phillips’ restricted stock award agreements, if his employment terminates due to voluntary retirement after attaining age 62, and subject to compliance with applicable post-employment covenants, any unvested restricted stock awards will continue to vest in accordance with their original vesting schedules.

Employment Agreement with Mr. Phillips

The Company entered into an employment agreement with Mr. Phillips effective January 10, 2020. The agreement governs base salary, severance entitlements, post-employment restrictive covenants, and treatment of compensation upon termination. The agreement does not provide for payments or benefits triggered by a change in control.

Potential Payments Table

The following tables set forth estimated amounts that would have been payable to each named executive officer upon termination of employment, assuming termination occurred on December 31, 2025, the last day of the Company’s 2025 fiscal year. The amounts shown are estimates and are based on the terms of the applicable agreements and benefit plans in effect as of that date. Actual amounts payable would depend on the circumstances and timing of any termination.

Except as otherwise noted, any severance payments would have been paid in equal installments in accordance with the Company’s regular payroll practices.

	Tim Phillips
Benefits and Payments Upon Termination	Just Cause ($)	Death ($)	Disability ($)	Best Interest of the Company ($)(1)	Resignation ($)(2)	Retirement ($)
Base Salary	—	—	175,045	700,180	175,045	175,045
Continuation of Medical and Dental Benefits (3)	—	—	4,238	16,952	—	—
Continuation of Cash Bonus Awards (4)	—	—	20,000	—	—	20,000
Acceleration of Restricted Stock Awards (5)	—	—	—	—	—	—
Total:	—	—	199,283	717,132	175,045	195,045

(1)
Represents continuation of base salary and benefits for a period of 12 months following a termination determined by the Board to be in the best interests of the Company, subject to execution of a separation agreement and release of claims.
(2)
Assumes the Company terminates employment immediately upon receipt of notice of intent to resign, rather than allowing the notice period to run.
(3)
Represents the estimated value of COBRA medical and dental premium payments during the applicable continuation period.
(4)
Upon termination due to disability or retirement, Mr. Phillips is entitled to receive any discretionary cash bonus earned but unpaid as of the termination date. Such amounts would be paid in one or more installments in accordance with the original bonus payment schedule.
(5)
Accelerated vesting of unvested restricted stock awards upon voluntary retirement is contingent upon Mr. Phillips having reached age 62 and continued compliance with post-employment restrictive covenants. No equity acceleration is assumed in the table.

	Jude Beres
Benefits and Payments Upon Termination	Just Cause ($)	Death ($)	Disability ($)	Best Interest of the Company ($)	Resignation ($)	Retirement ($)
Base Salary	—	—	—	—	—	—
Continuation of Medical and Dental Benefits	—	—	—	—	—	—
Continuation of Cash Bonus Awards (1)	—	—	—	—	—	83,000
Acceleration of Restricted Stock Awards	—	—	—	—	—	—
Total:	—	—	—	—	—	83,000

(1)
Upon retirement, retirement, Mr. Beres is entitled to receive any discretionary cash bonus amounts earned but unpaid as of the retirement date. Such amounts would be paid in accordance with the timing contemplated at the time of award.

Pension Benefits Table

We have not maintained during any period that our named executive officers have been employed by us any defined benefit pension plans or similar arrangements that would require disclosure in a Pension Benefits Table.

Non-Qualified Deferred Compensation

We did not offer or provide our named executive officers with any non-qualified deferred compensation arrangements during fiscal year 2025, and no amounts were contributed, earned, or paid under any such plans during that year.

Pay-Ratio Disclosure

The following disclosure describes the relationship between the annual total compensation of our employees and the annual total compensation of our Chief Executive Officer (“CEO”) for fiscal year 2025, calculated in accordance with Item 402(u) of Regulation S-K and Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

We provide fair and competitive compensation to our employees through a combination of base pay, incentives, retirement plans, and other benefits. As required by SEC rules, we are disclosing the following pay ratio and supporting information, which compares the annual total compensation of our CEO to that of the median employee of the Company (excluding the CEO). The pay ratio disclosed below is a reasonable estimate calculated in a manner consistent with applicable SEC requirements.

For fiscal year 2025, our last completed fiscal year:

•
The median annual total compensation of all employees other than our CEO was $45,990.
•
The annual total compensation of our CEO was $1,193,811.

Based on this information, the ratio of the annual total compensation of our CEO to the median annual total compensation of all employees was 26 to 1.

Methodology and Assumptions

We identified our median employee as of December 6, 2025, using the employee population as of that date, excluding the CEO. This population reflects our full workforce, including employees of Parsec, LLC, OB Leasing, LLC, and Parsec Intermodal of Canada, Ltd. (collectively, “Parsec”), which we acquired on September 30, 2024.

To identify the median employee, we reviewed payroll data for approximately 10,475 total employees as of December 6, 2025, including full-time, part-time, seasonal, and temporary employees. This population included approximately 2,101 employees attributable to Parsec as of that date. We selected this date because it corresponded to the most reliable payroll and employee population data available for purposes of identifying the median employee.

The Company used payroll compensation reflected in its human resources and payroll records, consisting of salary, wages, and tips paid during fiscal year 2025, as the consistently applied compensation measure to identify the median employee. These amounts reflect year-to-date earnings reported in the Company’s payroll systems for fiscal year 2025.

Consistent with SEC rules and guidance:

•
We did not annualize compensation for employees who were hired during fiscal year 2025.
•
We did not annualize compensation for temporary or seasonal employees.
•
We excluded equity awards and discretionary bonuses from the compensation measure used to identify the median employee because such compensation is not broadly distributed across our employee population.

Using this methodology, the Company identified a full-time employee as the median employee.

After identifying the median employee using this compensation measure, we calculated that employee’s annual total compensation in accordance with Item 402(c)(2)(x) of Regulation S-K, using the same methodology applied in calculating the CEO’s total compensation as reported in the Summary Compensation Table.

Prior Median Employee Determination

We previously determined our median employee as of December 31, 2022, and used that same median employee for fiscal years 2023 and 2024, as permitted under SEC rules, based on our conclusion that there had been no changes in our employee population or compensation arrangements that would significantly affect the pay ratio disclosure.

As previously disclosed, employees of Parsec were excluded from the median employee determination for fiscal year 2024 in reliance on the acquisition-related exemption permitted under Item 402(u) of Regulation S-K. Fiscal year 2025 represents the first year in which Parsec employees have been included in our median employee determination following the acquisition.

Additional Context

The pay ratio disclosed above is a compliance-driven calculation required by SEC rules. Because companies may use different methodologies, assumptions, and compensation measures when identifying the median employee, the pay ratio reported by the Company may not be comparable to similarly titled measures reported by other companies. Differences in workforce composition, geographic footprint, compensation structures, and methodology assumptions may also affect the comparability of pay ratio disclosures across companies.

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Pay Versus Performance Table

The following table sets forth information for the fiscal years ended December 31, 2025, 2024, 2023, 2022, and 2021 concerning the compensation of our named executive officers relative to our performance.

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for CEO (1)	Compensation Actually Paid to CEO (2)	Average Summary Compensation Table Total for Non-CEO NEOs (3)	Average Compensation Actually Paid to Non-CEO NEOs (2)(3)	Total Stockholder Return (4)	Peer Group Total Stockholder Return (5)	Net Income (Loss)	Operating Margin (6)
2025	1,193,811	(633,054)	982,024	323,480	80	139	(99,873,000)	(4.1)%
2024	1,226,011	2,299,841	1,000,452	1,315,576	237	126	129,907,000	11.0%
2023	1,232,090	908,818	982,393	956,923	143	123	92,901,000	8.8%
2022	1,147,402	2,055,927	828,823	935,448	168	92	168,632,000	11.9%
2021	1,000,165	896,040	871,654	862,679	93	113	73,733,000	5.9%

(1)
Represents the total compensation of Tim Phillips, the Company’s Chief Executive Officer, as reported in the Summary Compensation Table for each fiscal year presented
(2)
“Compensation Actually Paid” (“CAP”) is calculated in accordance with Item 402(v) of Regulation S-K and reflects adjustments to the Summary Compensation Table totals, including adjustments related to equity awards and pension benefits, as applicable. See the Reconciliation of Compensation Actually Paid Adjustments table below for additional details.
(3)
Since Jude M. Beres, the Company’s Chief Financial Officer, is the only non-CEO named executive officer, the amounts reported for non-CEO named executive officers reflect compensation for Mr. Beres for all periods presented.
(4)
Total Stockholder Return (“TSR”) assumes an initial investment of $100 on December 31, 2020 and is calculated by dividing (a) the sum of the cumulative amount of dividends paid during the applicable period, assuming dividend reinvestment, and (b) the difference between the Company’s stock price at the end and the beginning of the measurement period, by the stock price at the beginning of the measurement period.
(5)
Peer Group TSR is calculated using the same methodology as Company TSR and is based on the Nasdaq Transportation Index, which is the same peer group used in the Company’s performance graph included in Part II, Item 5 of its Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
(6)
Operating margin is calculated as income from operations divided by total revenues, as reported in the Company’s audited financial statements for the applicable fiscal year.

Year	Summary Compensation Table “Total” Column ($)	Subtract Summary Compensation Table “Stock Awards” Column ($)	Add Year-End Fair Value of Unvested Equity Awards Granted in Year ($)	Add / (Subtract) Year Over Year Change in Fair Value of Unvested Equity Awards Granted in Prior Years ($)	Add / (Subtract) Year Over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in Year ($)	Compensation Actually Paid ($)
CEO
2025	1,193,811	(175,020)	89,424	(1,670,432)	(70,837)	(633,054)
2024	1,226,011	(164,913)	237,050	932,019	69,674	2,299,841
2023	1,232,090	(252,007)	255,935	(325,200)	(2,000)	908,818
2022	1,147,402	—	—	911,250	(2,725)	2,055,927
2021	1,000,165	—	—	(112,450)	8,325	896,040
Non-CEO NEOs (1)
2025	982,024	(223,599)	114,244	(481,484)	(67,705)	323,480
2024	1,000,452	(166,927)	239,945	207,030	35,076	1,315,576
2023	982,393	(232,887)	236,517	(27,100)	(2,000)	956,923
2022	828,823	—	—	109,350	(2,725)	935,448
2021	871,654	—	—	(17,300)	8,325	862,679

(1)
Since Jude M. Beres, the Company’s Chief Financial Officer, is the only non-CEO named executive officer, the amounts reported for non-CEO named executive officers reflect compensation for Mr. Beres for all periods presented.

Relationship between Compensation Actually Paid and Performance

The following graphs illustrate the relationship between compensation actually paid, as disclosed in the Pay Versus Performance table, and each of the following performance measures for the fiscal years presented:

•
the Company’s total stockholder return;
•
the total stockholder return of the Peer Group Index;
•
net income; and
•
operating margin.

The graphs are intended to provide a supplemental, graphical depiction of how compensation actually paid to our named executive officers compares with certain financial and market performance measures over the applicable periods. The relationships shown are not intended to imply a direct or formulaic relationship between compensation actually paid and any single performance measure.

Relationship Between Compensation Actually Paid and ULH TSR
Compnesation Actually Paid
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$-
$(500,000)
$(1,000,000)
2021
2022
2023
2024
2025
ULH TSR
(value of initial $100 investment)
$250
$200
$150
$100
$50
$-
CEO Compensation
ULH TSR

Relationship Between Compensation Actually Paid and Peer Group TSR

Relationship Between Compensation Actually Paid and Peer Group TSR
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$-
$(500,000)
$(1,000,000)
Compnesation Actually Paid
$160
$140
$120
$100
$80
$60
$40
$20
$-
Peer Group TSR
(value of initial $100 investment)
2021
2022
2023
2024
2025
CEO Compensation
Peer Group TSR

Relationship Between Compensation Actually Paid and Net Income

Relationship Between Compensation Actually Paid and Net Income
Compnesation Actually Paid
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$-
$(500,000)
$(1,000,000)
2021
2022
2023
2024
2025
Net Income ($, thousands)
$200,000
$150,000
$100,000
$50,000
$-
$(50,000)
$(100,000)
$(150,000)
CEO Compensation
Net Income

Relationship Between Compensation Actually Paid and Operating Margin

Relationship Between Compensation Actually Paid and Operating Margin
Compensation Actually Paid
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$-
$(500,000)
$(1,000,000)
Operating Margin
14.0%
12.0%
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
-2.0%
-4.0%
-6.0%
2021
2022
2023
2024
2025
CEO Compensation
Operating Margin

Most Important Financial Performance Measures for Fiscal 2025

For fiscal year 2025, the Company identified the following financial performance measures as the most important measures used by the Compensation Committee in assessing the performance of the Chief Executive Officer and the non-CEO named executive officers for purposes of determining compensation actually paid:

•
operating margin,
•
revenue growth, and
•
EBITDA margin.

These measures were selected because they reflect the Company’s emphasis on profitable growth, operating efficiency, and sustained earnings performance. The Compensation Committee considers these measures collectively and in the context of overall Company performance, together with qualitative factors, in making compensation decisions. No single financial performance measure is determinative in setting compensation.

AUDIT-RELATED MATTERS

Audit Committee Report

Each member of the Audit Committee is independent as defined by applicable NASDAQ listing standards and Securities and Exchange Commission (“SEC”) rules.

The Audit Committee’s primary purpose is to assist the Board of Directors in its oversight of:

•
the integrity of the Company’s financial statements;
•
the Company’s accounting and financial reporting processes;
•
the audits of the Company’s financial statements and internal control over financial reporting; and
•
the Company’s internal control and audit functions.

In carrying out these responsibilities, the Audit Committee oversees the Company’s relationship with its independent registered public accounting firm. The Audit Committee has direct responsibility for the appointment, retention, compensation, and oversight of the independent auditor, including the review of the scope of audit services and the approval of all audit and permissible non-audit services.

The Audit Committee reviewed and discussed with management the Company’s annual and quarterly financial statements, including significant accounting policies, critical accounting estimates, and judgments. The Audit Committee also reviewed the activities and effectiveness of the Company’s internal audit function.

Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, the appropriateness of the accounting principles and reporting policies applied, and the design, implementation, and effectiveness of the Company’s internal control over financial reporting. Management is also responsible for identifying, evaluating, and reporting to the Audit Committee any significant deficiencies or material weaknesses in internal control over financial reporting.

The Audit Committee discussed with the Company’s independent registered public accounting firm, Grant Thornton LLP, the matters required to be discussed under applicable standards of the Public Company Accounting Oversight Board (“PCAOB”), including those required by Auditing Standard No. 1301 (Communications with Audit Committees). These discussions included the auditor’s judgments regarding the quality and acceptability of the Company’s accounting principles, financial reporting practices, and disclosures.

The Audit Committee also reviewed and discussed management’s assessment of the effectiveness of the Company’s internal control over financial reporting and Grant Thornton’s audit and opinion on the effectiveness of internal control over financial reporting as of December 31, 2025.

The Audit Committee has discussed with Grant Thornton its independence from the Company and management and has received the written disclosures and letter required by PCAOB Rule 3526 (Communication with Audit Committees Concerning Independence). The Audit Committee has also considered whether the provision of permitted non-audit services by Grant Thornton is compatible with maintaining the auditor’s independence.

Based on the reviews and discussions described above, and in reliance on the information provided by management and Grant Thornton, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, for filing with the SEC.

The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Exchange Act, except to the extent the Company specifically incorporates it by reference therein.

Audit Committee Members

Grant E. Belanger, Chair

Marcus D. Hudson

Richard P. Urban

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Audit Committee Approval Policies

The Audit Committee has established policies and procedures for the pre-approval of all audit and permissible non-audit services to be performed by the Company’s independent registered public accounting firm.

Pursuant to these policies, the Audit Committee pre-approves all audit services and permitted non-audit services prior to engagement. The Audit Committee has delegated authority to its Chair, or to any two other members of the Audit Committee acting together, to approve such services between regularly scheduled meetings. Any approvals granted pursuant to this delegated authority are reported to the Audit Committee at its next meeting.

In addition to requiring formal engagement letters for audit services, the Audit Committee has determined that separate engagement letters are required for all non-audit services performed by the independent auditor. These engagement letters specify the scope of services and related fees and are subject to Audit Committee approval.

All services described in the Audit Fees table below were pre-approved by the Audit Committee or approved by the Chair of the Audit Committee pursuant to the authority delegated by the Audit Committee.

Services Provided by Outside Auditors

The following table sets forth the aggregate fees billed by Grant Thornton LLP for professional services rendered to the Company for the fiscal years ended December 31, 2025 and 2024.

	2025	2024
Audit Fees (1)	$1,095,482	$1,014,634
Audit-Related Fees (2)	22,000	75,000
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$1,117,482	$1,089,634
(1)
Audit Fees consist of fees billed for professional services rendered for the audit of the Company’s annual financial statements included in its Annual Report on Form 10-K and the review of financial statements included in its Quarterly Reports on Form 10-Q for the applicable fiscal year. This category also includes fees for services normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements, including the issuance of consents in connection with SEC filings.
(2)
Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees.” For fiscal year 2025, these fees primarily related to services performed in connection with supplemental opinions required under the Company’s credit facilities. For fiscal year 2024, these fees primarily related to services performed in connection with a separate audit of a group of subsidiaries and supplemental opinions required under the Company’s credit facilities.

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PROPOSALS TO BE PRESENTED AT THE MEETING

Proposal One

Election of Directors

The Board of Directors has nominated the following individuals for election to serve as directors of Universal Logistics Holdings, Inc. until the Company’s 2027 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified:

•
Grant E. Belanger
•
Frederick P. Calderone
•
Clarence W. Gooden
•
Marcus D. Hudson
•
Matthew J. Moroun
•
Matthew T. Moroun
•
Timothy Phillips
•
Michael A. Regan
•
H. E. Scott Wolfe

Each nominee has consented to being named in this proxy statement and has indicated a willingness to serve if elected.

Unless authority to vote for the election of directors is withheld, the persons named as proxies intend to vote FOR the election of each of the nominees listed above. If any nominee becomes unavailable for election for any reason before the Annual Meeting, the Board of Directors may designate a substitute nominee, and the proxies will vote the shares represented by proxy FOR the election of such substitute nominee. If no substitute nominee is designated, the proxies will vote the shares represented by proxy FOR the election of the remaining nominees. The Board of Directors has no present reason to believe that any nominee will be unable or unwilling to serve.

The Board of Directors Recommends Stockholders Vote

FOR

Each of the Nominees Named Above

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Proposal TWO

Advisory Vote to Approve Executive Compensation

Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, and the related rules of the Securities and Exchange Commission, the Company is requesting that stockholders approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers as disclosed in this Proxy Statement in accordance with Item 402 of Regulation S-K. This disclosure includes the Compensation Discussion and Analysis, the executive compensation tables, and the related narrative disclosures.

This advisory vote, commonly referred to as a “say-on-pay” vote, is intended to provide stockholders with an opportunity to express their views on the overall executive compensation program and the compensation of the Company’s named executive officers, rather than on any single element of compensation.

The Board of Directors believes that the Company’s executive compensation policies and practices are appropriately designed to:

•
align the interests of executive officers with those of stockholders;
•
reward performance that drives long-term stockholder value;
•
support the achievement of the Company’s strategic and financial objectives; and
•
attract, motivate, and retain experienced executive leadership.

Accordingly, the Board of Directors recommends that stockholders vote FOR the following resolution:

“RESOLVED, that the compensation of the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2026 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables, and related narrative disclosure, is hereby APPROVED, on an advisory basis.”

Because this vote is advisory, it is not binding on the Company, the Board of Directors, or the Compensation Committee. However, the Compensation Committee values the views of stockholders and will consider the outcome of this advisory vote, together with other relevant factors, in evaluating and making future executive compensation decisions.

The Board of Directors Recommends Stockholders Vote

FOR

the Approval of the Compensation of our Executive Officers

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PROPOSAL THREE

Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has appointed Ernst & Young, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. The Audit Committee has considered the independence of Ernst & Young, LLP and has determined that the firm is independent within the meaning of applicable SEC rules and PCAOB standards. The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the Company’s independent registered public accounting firm.

Although stockholder ratification of the appointment of the Company’s independent registered public accounting firm is not required by law, the Board of Directors believes that submitting this matter to stockholders is consistent with good corporate governance practices and is in the best interests of the Company and its stockholders.

If stockholders do not ratify the appointment of Ernst & Young, LLP, the Audit Committee will reconsider its selection of the independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company and its stockholders. Because of the timing and costs associated with a change in auditors, any such change would be implemented in a manner and at a time determined by the Audit Committee to be in the best interests of the Company and its stockholders.

A representative of Ernst & Young, LLP is expected to attend the Annual Meeting, will be available to respond to appropriate questions from stockholders, and will have the opportunity to make a statement if he or she desires.

The Board of Directors Unanimously Recommends a Vote

FOR

the Ratification of the Appointment of Ernst & Young, LLP as

the Company’s Independent Registered Public Accounting Firm for the 2026 Fiscal Year.

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OTHER MATTERS

As of the date of this proxy statement, the Board of Directors is not aware of any matters to be presented at the Annual Meeting other than those described herein. If any other matter is properly presented for consideration at the Annual Meeting, the persons named as proxies will vote the shares represented by proxy on such matter in accordance with their best judgment.

ADDITIONAL INFORMATION

Availability of Annual Report to Stockholders and Form 10-K

Additional information concerning the Company, including its audited financial statements, is included in the Company’s 2025 Annual Report to Stockholders, which accompanies this Proxy Statement.

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the Securities and Exchange Commission (“SEC”), is available to stockholders without charge upon written request to the Company’s Secretary at its principal executive offices: 12755 E. Nine Mile Road, Warren, Michigan 48089. Copies of exhibits filed with, or incorporated by reference into, the Form 10-K will also be furnished upon request, subject to reimbursement of the Company’s reasonable expenses in furnishing such materials.

The Annual Report to Stockholders and the Form 10-K are also available on the Company’s website at www.universallogistics.com under the Investor Relations section.

Stockholder Proposals for 2027 Annual Meeting

Stockholders who wish to submit proposals or nominate directors for consideration at the Company’s 2027 Annual Meeting of Stockholders must comply with the procedures described below. All communications should be addressed to:

Secretary

Universal Logistics Holdings, Inc.

12755 E. Nine Mile Road

Warren, Michigan 48089

Proposals for Inclusion in the Company’s Proxy Statement

To be eligible for inclusion in the Company’s proxy statement and form of proxy for the 2027 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, a stockholder proposal must be received by the Company’s Secretary no later than December 1, 2026, and must otherwise comply with all applicable SEC rules and regulations.

Other Business to Be Brought Before the Annual Meeting

If a stockholder intends to present business at the 2027 Annual Meeting other than a proposal submitted for inclusion in the Company’s proxy statement, the stockholder must provide written notice to the Company’s Secretary no earlier than December 1, 2026 and no later than December 31, 2026.

Such notice must include:

•
a brief description of the proposed business and the reasons for bringing it before the meeting;
•
the name and address of the stockholder proposing the business and, if different, the beneficial owner on whose behalf the proposal is made;
•
the number of shares of the Company’s common stock owned beneficially and of record by such stockholder and any related person as of the record date and as of the date of the notice; and
•
any other information required by the Company’s bylaws or applicable law.

If the proposed business includes a nomination for election to the Board of Directors, the notice must also include all information required to be disclosed in a definitive proxy statement filed pursuant to Section 14 of the Exchange Act, as well as the written consent of each nominee to serve if elected.

The Company may require the stockholder to supplement such notice with additional information if necessary to determine the eligibility of the proposed business under applicable law and SEC rules.

By order of the board of directors,

/s/ Steven Fitzpatrick
Steven Fitzpatrick
Vice President – Finance and Investor Relations, Secretary

March 31, 2026

SCAN TO VIEW MATERIALS & VOTE

Electronic Voting Instructions

V86425-P49047 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

UNIVERSAL LOGISTICS HOLDINGS, INC.

A Vote on Directors

For All	Withhold All	For All Except
☐	☐	☐

____

1. To elect 9 directors for the coming year.

Nominees:

B Vote on Proposal 2

	For	Against	Abstain
2. To approve a non–binding advisory resolution approving the compensation of our named executive officers.	☐	☐	☐

C Vote on Proposal 3

Please indicate if you plan to attend this meeting. ☐ **Yes** ☐ **No**

D Authorize Signatures — This section must be completed for your vote to be counted. — Date and Sign Below.

When shares are held by joint tenants, both individuals should sign. When signing as an attorney, executor, administrator, trustee or guardian, provide full title. If the stockholder is a corporation, partnership or limited liability company, sign in full corporate, partnership or company name by authorized officer or authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Universal UNIVERSAL LOGISTICS HOLDINGS, INC. 12755 E. NINE MILE ROAD WARREN, MI 48089 SCAN TO VIEW MATERIALS & VOTE Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on April 28, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 28, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you vote by telephone or Internet, please do not send your proxy by mail. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V86425-P49047 THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY UNIVERSAL LOGISTICS HOLDINGS, INC. A Vote on Directors The Board of Directors recommends that you vote FOR all the nominees listed: 1. To elect 9 directors for the coming year. Nominees: 01) Grant E. Belanger 02) Frederick P. Calderone 03) Clarence W. Gooden 04) Marcus D. Hudson 05) Matthew J. Moroun 06) Matthew T. Moroun 07) Tim Phillips 08) Michael A. Regan 09) H.E. "Scott" Wolfe For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of e officers. For Against Abstain C Vote on Proposal 3 The Board of Directors recommends you vote FOR the following proposal: 3. To ratify the selection of Ernst & Young LLP as our independent auditors for 2026 For Against Abstain OTHER ACTIONS: In their discretion, the proxies are also authorized to vote upon such other matters that may properly be brought before the meet

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. V86426-P49047 Proxy — Universal Logistics Holdings, Inc. 12755 E. Nine Mile Road, Warren, MI 48089 Solicited on behalf of the BOARD OF DIRECTORS for the 2026 Annual Meeting of Stockholders Revoking all prior proxies, the undersigned, a stockholder of UNIVERSAL LOGISTICS HOLDINGS, INC. (the "Company"), hereby appoints Tim Phillips and Jude Beres, and each of them, attorneys and agents of the undersigned, with full power of substitution to vote all shares of the common stock of the undersigned in the Company at the Annual Meeting of Stockholders of UNIVERSAL LOGISTICS HOLDINGS, INC. to be held at 12225 Stephens Rd., Warren, Michigan 48089, on April 29, 2026 at 10:00 a.m., Eastern Time, and at any adjournment thereof, as fully and effectively as the undersigned could do if personally present and voting, hereby approving, ratifying and confirming all that said attorneys and agents or their substitutes may lawfully do in place of the undersigned as indicated on the reverse. In their discretion, the proxies are authorized to vote upon any other matters which may properly come before the meeting or any adjournment thereof. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES AND FOR PROPOSALS 2 AND 3. CONTINUED AND TO BE SIGNED ON REVERSE SIDE SEE REVERSE SIDE

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